Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S‑1 of Autonomix Medical, Inc. (the "Company"), of our report dated May 29, 2025, with respect to the financial statements of the Company, included in this Registration Statement for the year ended March 31, 2025. We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ Forvis Mazars, LLP

Atlanta, Georgia

September 23, 2025